Exhibit 99.1

Cytek Biosciences Reports Second Quarter 2026 Financial Results

FREMONT, Calif., August 5, 2026 (GLOBE NEWSWIRE) – Cytek Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB), a leading cell analysis solutions company, today reported financial results for the second quarter ended June 30, 2026.

Recent Highlights

•	Total revenue for the second quarter of 2026 was $48.1 million, representing a 6% increase compared to the second quarter of 2025

•	Launched Cytek Borealis™, a new 7-laser full spectrum flow cytometer with new and proprietary reagents enabling high-resolution 60-color panels

•	Introduced Cytek Aurora™ Evo instrument configurations with expanded automation capabilities for highly automated lab environments

•

Total recurring revenue, comprised of service and reagent revenues, reached $18.5 million in the second quarter. On a trailing-12-month basis, recurring revenue represented 35% of total revenue, up from 32% on a trailing-12-month basis as of the second quarter of 2025

•	Expanded to a total installed base of 3,933 Cytek instruments, adding 142 units in the second quarter of 2026

•	Updates full year 2026 total revenue guidance to $207 million to $212 million, raising the midpoint by $1 million

“Our second quarter results reflect continued execution against our strategic priorities, exemplified by strong double-digit revenue growth in instruments in the U.S. and in China and ongoing and consistent expansion of our service business,” said Wenbin Jiang, CEO of Cytek Biosciences. “Looking ahead, our priorities remain clear: accelerating adoption of our instrument platforms, including newly launched instruments, expanding recurring revenue business and extending our technology leadership. We believe our investments in products, people, and operations position Cytek well for the remainder of 2026 and the long-term opportunity ahead.”

Second Quarter 2026 Financial Results

Total revenue for the second quarter of 2026 was $48.1 million, a 6% increase compared to the second quarter of 2025. The increase in revenue was driven by strong instrument growth in the U.S. and in China, and continued growth in service.

GAAP gross profit was $28.3 million for the second quarter of 2026, a 19% increase compared to the second quarter of 2025. GAAP gross profit margin was 59% in the second quarter of 2026 compared to 52% in the second quarter of 2025. Adjusted gross profit margin, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles, was 61% in the second quarter of 2026 compared to 56% in the second quarter of 2025. Excluding the impact of a one-time tariff refund, GAAP and adjusted gross margin in the second quarter of 2026 were 53% and 56%, respectively.

Operating expenses were $39.7 million for the second quarter of 2026, a 15% increase compared to the second quarter of 2025 due to increased research and development, sales and marketing, and general and administrative expenses.

Research and development expenses were $9.7 million for the second quarter of 2026, a 10% increase compared to the second quarter of 2025.

Sales and marketing expenses were $13.2 million for the second quarter of 2026, a 9% increase compared to the second quarter of 2025.

General and administrative expenses were $16.8 million for the second quarter of 2026, a 24% increase compared to the second quarter of 2025 due to litigation-related expenses, severance and personnel costs.

Loss from operations in the second quarter of 2026 was $11.4 million compared to loss from operations of $10.6 million in the second quarter of 2025. Net loss in the second quarter of 2026 was $12.2 million compared to a net loss of $5.6 million in the second quarter of 2025.

Adjusted EBITDA loss in the second quarter of 2026 was $1.5 million compared to positive adjusted EBITDA of $1.3 million in the second quarter of 2025, after adjusting for stock-based compensation expense, foreign currency exchange impacts and a write-off of an investment in an early-stage technology company.

Cash, cash equivalents and marketable securities totaled $262.0 million as of June 30, 2026, compared to $262.2 million as of March 31, 2026, a decrease of $0.2 million.

2026 Outlook

Cytek Biosciences is updating its revenue outlook for the full year 2026 to be in the range of $207 million to $212 million, raising the midpoint by $1 million, assuming no change in current foreign currency exchange rates.

Webcast Information

Cytek will host a conference call to discuss its second quarter 2026 financial results on Wednesday, August 5, 2026, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences (Nasdaq: CTKB) is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP®) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with precision and sensitivity. Cytek’s platform includes: its core FSP instruments, the Cytek Aurora™, Northern Lights™, Cytek Aurora™ CS and Cytek Aurora™ Evo systems; the Cytek Orion™ reagent cocktail preparation system; the Enhanced Small Particle™ (ESP™) detection technology; the flow cytometers and imaging products under the Amnis® and Guava® brands; and reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe. More information about the company and its products is available at www.cytekbio.com.

Cytek’s products are for research use only and not for use in diagnostic procedures (other than Cytek’s Northern Lights-CLC system and certain reagents, which are available for clinical use only in China and the European Union).

Cytek, Full Spectrum Profiling, FSP, Cytek Aurora, Cytek Borealis, Northern Lights, Enhanced Small Particle, ESP, Cytek Orion, Amnis and Guava are trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and X account as channels of distribution for information about the company, its products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Certain information disseminated through these channels may be material to investors, and Cytek may use these channels to disseminate such information in accordance with Regulation FD and other applicable disclosure requirements. Therefore, investors should monitor Cytek’s website, LinkedIn page, and X account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and also on a non-GAAP basis for the three-month period ended June 30, 2026 and June 30, 2025. Management believes that non-GAAP financial measures, including “Adjusted gross profit,” “Adjusted gross profit margin,” “Adjusted EBITDA” and “Adjusted EBITDA excluding investment income,” referenced in this release, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, statements regarding Cytek’s business strategies, market opportunities, product plans and expectations, and continued investment in its products, people, and infrastructure; Cytek’s expanding installed base and future recurring revenue growth in its service and reagent businesses; and Cytek’s future financial performance, including its outlook for fiscal year 2026 and expectations for 2026 total revenue. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. Factors that could cause actual results to differ materially include global geopolitical, economic and market conditions; Cytek’s ability to manage the impacts of recent and future export controls and licensing requirements, tariffs and NIH funding policies on its business; Cytek’s ability to evaluate its prospects for future viability and predict future performance; Cytek’s ability to accurately forecast customer demand and adoption of its products; Cytek’s ability to recognize the anticipated benefits of collaborations; Cytek’s dependence on certain sole and single source suppliers; competition; market acceptance of Cytek’s current and potential products; Cytek’s ability to manage the growth and complexity of its organization, maintain relationships with customers and suppliers and hire and retain key employees; Cytek’s ability to manufacture its products in high-quality commercial quantities successfully and consistently to meet demand; Cytek’s ability to increase penetration in its existing markets and expand into adjacent markets; Cytek’s ability to secure additional distributors or maintain good relationships with its existing distributors; Cytek’s ability to successfully develop and introduce new products; Cytek’s ability to maintain, protect and enhance its intellectual property; Cytek’s ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations; and foreign currency exchange impacts. You should refer to the section titled “Risk Factors” set forth in Cytek’s most recent Quarterly Report on Form 10-Q filed with the SEC on May 7, 2026, Cytek’s Quarterly Report on Form 10-Q to be filed with the SEC on or about the date hereof and other filings Cytek makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek’s forward-looking statements. Although Cytek believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are applicable only as of the date on which they are made, and Cytek does not assume any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek’s views as of any date subsequent to the date of this press release. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Contact:

Mark Meehan

Cytek Biosciences

mmeehan@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$73,846	$90,853
Marketable securities	188,158	170,676
Trade accounts receivable, net	49,698	62,509
Inventories	52,251	48,428
Prepaid expenses and other current assets	13,978	19,530

Total current assets	377,931	391,996
Property and equipment, net	20,801	18,009
Operating lease right-of-use assets	10,962	11,315
Goodwill	16,690	16,697
Intangible assets, net	14,865	16,821
Other noncurrent assets	5,685	6,704

Total assets	$446,934	$461,542

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$8,408	$6,410
Legal settlement liability, current	2,353	2,495
Accrued expenses	23,855	23,417
Other current liabilities	20,513	16,978
Deferred revenue, current	29,206	28,504

Total current liabilities	84,335	77,804
Legal settlement liability, noncurrent	6,368	6,786
Deferred revenue, noncurrent	18,058	18,339
Operating lease liability, noncurrent	13,517	14,042
Long-term debt	246	525
Other noncurrent liabilities	2,456	2,307

Total liabilities	124,980	119,803
Stockholders’ equity:
Common stock, $0.001 par value; 1,000,000,000 authorized shares as of June 30, 2026 and December 31, 2025, respectively; 129,982,753 and 128,550,136 issued and outstanding shares as of June 30, 2026 and December 31, 2025, respectively	130	129
Additional paid-in capital	451,846	441,107
Accumulated deficit	(132,761)	(101,738)
Accumulated other comprehensive income	2,739	2,241

Total stockholders’ equity	321,954	341,739

Total liabilities and stockholders’ equity	$446,934	$461,542

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In thousands, except share and per share data)	2026	2025	2026	2025
Revenue, net:
Product	$32,556	$31,415	$61,335	$59,525
Service	15,584	14,187	30,940	27,534

Total revenue, net	48,140	45,602	92,275	87,059

Cost of sales:
Product	12,884	14,921	28,805	30,450
Service	6,916	6,814	13,876	12,585

Total cost of sales	19,800	21,735	42,681	43,035

Gross profit	28,340	23,867	49,594	44,024
Operating expenses:
Research and development	9,741	8,826	19,345	18,550
Sales and marketing	13,174	12,134	24,820	24,643
General and administrative	16,825	13,531	35,292	26,429

Total operating expenses	39,740	34,491	79,457	69,622

Loss from operations	(11,400)	(10,624)	(29,863)	(25,598)
Other income (expense):
Interest expense	(281)	(414)	(543)	(705)
Interest income	819	555	1,606	1,063
Other income (expense), net	(781)	3,708	(216)	7,199

Total other income (expense), net	(243)	3,849	847	7,557

Loss before income taxes	(11,643)	(6,775)	(29,016)	(18,041)
Provision for (benefit from) income taxes	515	(1,192)	2,008	(1,056)

Net loss	$(12,158)	$(5,583)	$(31,024)	$(16,985)

Net loss, basic and diluted	$(12,158)	$(5,583)	$(31,024)	$(16,985)

Net loss per share, basic	$(0.09)	$(0.04)	$(0.24)	$(0.13)

Net loss per share, diluted	$(0.09)	$(0.04)	$(0.24)	$(0.13)

Weighted-average shares used in calculating net loss per share, basic	129,460,518	126,934,294	129,084,814	127,632,999

Weighted-average shares used in calculating net loss per share, diluted	129,460,518	126,934,294	129,084,814	127,632,999

Comprehensive loss:
Net loss	$(12,158)	$(5,583)	$(31,024)	$(16,985)
Foreign currency translation adjustment, net of tax	517	603	845	43
Unrealized loss on marketable securities	(147)	(33)	(348)	(98)

Net comprehensive loss	$(11,788)	$(5,013)	$(30,527)	$(17,040)

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP gross profit	$28,340	$23,867	$49,594	$44,024
Stock based compensation	$736	$1,110	$1,465	$2,196
Amortization of acquisition-related intangible assets	$490	$481	$984	$974

Non-GAAP adjusted gross profit	$29,566	$25,458	$52,043	$47,194

GAAP gross margin	59%	52%	54%	51%
Non-GAAP adjusted gross margin	61%	56%	56%	54%
GAAP net income	$(12,158)	$(5,583)	$(31,024)	$(16,985)
Depreciation and amortization	$2,985	$2,988	$5,797	$5,869
Provision for (benefit from) income taxes	$515	$(1,192)	$2,008	$(1,056)
Interest income	$(819)	$(555)	$(1,606)	$(1,062)
Interest expense	$281	$414	$543	$705
Foreign currency exchange loss (gain)	$729	$(1,593)	$1,881	$(2,871)
Stock based compensation	$5,339	$6,791	$10,200	$13,420
Write-off Investment	$1,587	$—	$1,587	$—

Non-GAAP adjusted EBITDA	$(1,541)	$1,270	$(10,614)	$(1,980)
Investment income	$(1,383)	$(2,048)	$(3,012)	$(4,309)

Non-GAAP adjusted EBITDA excluding investment income	$(2,924)	$(778)	$(13,626)	$(6,289)